UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2009
RCN Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16805 (Commission File Number)	22-3498533 (IRS Employer Identification No.)

196 Van Buren Street, Herndon, Virginia (Address of principal executive offices)	20170 (Zip Code)
(703) 434-8200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Chief Operating Officer
     On September 28, 2009, RCN Corporation (the “Company”) appointed Jose “Joe” A. Cecin, Jr. to serve as its new Executive Vice President and Chief Operating Officer. Mr. Cecin, age 46, has served on the Board of Directors of the Company since April 2009. From 2008 to 2009, Mr. Cecin was the President and founder of Lumina Advisors, a strategy, operations and corporate development advisory company. From 2003 to 2008, Mr. Cecin was Managing Director and Group Head of the Communications Investment Banking practice at BB&T Capital Markets, the investment banking division of BB&T Corporation. Mr. Cecin currently serves as chairman of the board of directors of Arbinet Corporation, a leading provider of international voice and IP solutions to carriers and service providers globally. Mr. Cecin also serves as a director of SkyTerra Communications, a 4G satellite services company. A copy of the press release announcing Mr. Cecin’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     In connection with Mr. Cecin’s appointment, on September 28, 2009, the Company and Mr. Cecin entered into an Employment Agreement (the “Cecin Employment Agreement”). The initial term of the Cecin Employment Agreement is three years. The Cecin Employment Agreement provides for (a) a base salary of $325,000 per annum (the “Cecin Base Salary”), subject to annual review by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) and (b) participation in an annual cash bonus program at a target level of no less than 75% of the Cecin Base Salary (the “Cecin Target Bonus”), based on individual and corporate performance criteria established and approved by the Compensation Committee.
     Upon execution of the Cecin Employment Agreement, the Company authorized the grant to Mr. Cecin of an award of restricted stock units with respect to 125,000 shares of common stock, par value $0.01 per share, of the Company (the “Initial RSU Award”) under the Company’s 2005 Stock Compensation Plan (the “2005 Plan”). One-third of the shares subject to the Initial RSU Award shall vest and become payable on each of the first three anniversaries of the Cecin Employment Agreement, provided that Mr. Cecin is employed by the Company on each such vesting date. In 2010 and later calendar years, Mr. Cecin shall be eligible to participate in any long-term incentive program maintained by the Company for its senior executives (including the 2005 Plan) at a target level of no less than 175% of the combined Cecin Base Salary and actual bonus paid for the preceding calendar year. The actual awards for any given year shall be based on the terms of the incentive program and performance criteria established by the Compensation Committee.
     The Cecin Employment Agreement provides that Mr. Cecin’s employment with the Company shall terminate upon the earliest to occur of (a) termination thereof by Mr. Cecin, (b) the termination of Mr. Cecin’s employment by the Company for Cause (as defined in the Cecin Employment Agreement) or without Cause, (c) the termination of Mr. Cecin’s employment by the Company by reason of Mr. Cecin’s disability, (d) the termination of Mr. Cecin’s employment by reason of Mr. Cecin’s death or (e) the termination of Mr. Cecin’s employment as a result of non-renewal of the Cecin Employment Agreement by either party.
     The Cecin Employment Agreement provides that upon any termination of Mr. Cecin’s employment, Mr. Cecin shall be entitled to payment of any unpaid salary through the date of his termination of employment, unreimbursed business expenses incurred prior to the date of termination and additional payments or benefits that Mr. Cecin is eligible to receive under the terms of any benefit plan (collectively, the “Cecin Accrued Compensation”). In addition to the Cecin Accrued Compensation, if Mr. Cecin’s employment is terminated (x) by the Company without Cause, (y) by Mr. Cecin for Good Reason (as defined in the Cecin Employment Agreement) or (z) as a result of non-renewal of the Cecin Employment Agreement by the Company (a “Cecin Non-Renewal Termination” and, together with a termination by the Company without Cause and a termination by Mr. Cecin for Good Reason, the “Cecin Severance Termination Events”), and a Change in Control (as defined in the Cecin Employment Agreement) has not occurred within twenty-four (24) months prior to the date of termination, then Mr. Cecin shall be entitled to (i) a lump sum payment in the total amount of 100% (50% in the case of a Cecin Non-Renewal Termination) of the Cecin Base Salary and Cecin Target Bonus at the time of termination, (ii) benefits continuation until the last day of the month of the one-year anniversary of termination (six-month anniversary of termination in the case of a Cecin Non-Renewal Termination) or, if earlier, until Mr. Cecin becomes eligible for benefits coverage from another source, (iii) a pro rata bonus for the year in which the termination takes place, based on the Cecin Target Bonus and applicable calculations in effect as of the date of termination and (iv) vesting of all equity awards that would have vested if Mr. Cecin had remained employed by the Company through the twelve-month anniversary of the date of termination (six-month anniversary of the date of termination in the case of a Cecin Non-Renewal Termination), with performance-based awards remaining subject to applicable performance-based criteria.
     If a Cecin Severance Termination Event occurs within twenty-four (24) months after a Change in Control, then in addition to the Cecin Accrued Compensation, Mr. Cecin shall be entitled to (i) a lump sum payment in the total amount of 150% of the Cecin Base Salary and Cecin Target Bonus at the time of termination, (ii) benefits continuation through the eighteen (18) month period following Mr. Cecin’s termination, (iii) a pro rata bonus for the year in which the termination takes place, based on the Cecin Target Bonus and applicable calculations in effect as of the date of termination and (iv) full vesting of any unvested equity awards, with performance-based awards settled as if all performance criteria had been satisfied at the target level.
     If Mr. Cecin’s employment is terminated by reason of Mr. Cecin’s disability or death, then in addition to the Cecin Accrued Compensation, Mr. Cecin or his estate or other beneficiary, as applicable, shall be entitled to (i) benefits continuation until the last day of the month of the one-year anniversary of termination, (ii) a pro rata bonus for the year in which the termination takes place, based on the Cecin Target Bonus and applicable calculations in effect as of the date of termination and (iii) full vesting of any unvested equity awards, with performance-based awards settled as if all performance criteria had been satisfied at the target level.
     Payment of severance and other post-employment benefits are conditioned upon Mr. Cecin’s execution and delivery of a release. The Cecin Employment Agreement also contains confidentiality, non-compete and non-solicit provisions restricting certain activities of Mr. Cecin during and for certain specified periods following his employment term.
     The foregoing description of the Cecin Employment Agreement is a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the Cecin Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Michael T. Sicoli Employment Agreement
     On September 28, 2009, the Company and Michael T. Sicoli entered into an Employment Agreement (the “Sicoli Employment Agreement”) pusuant to which Mr. Sicoli continues as the Company’s Executive Vice President and Chief Financial Officer. The initial term of the Sicoli Employment Agreement is three years. The Sicoli Employment Agreement provides for (a) a base salary of $350,000 per annum (the “Sicoli Base Salary”), subject to annual review by the Compensation Committee and (b) participation in an annual cash bonus program at a target level of no less than 65% of the Sicoli Base Salary (the “Sicoli Target Bonus”), based on individual and corporate performance criteria established and approved by the Compensation Committee.
     Under the Sicoli Employment Agreement, in 2010 and later calendar years, Mr. Sicoli shall be eligible to participate in any long-term incentive program maintained by the Company for its senior executives (including the 2005 Plan) at a target level of no less than 175% of the combined Sicoli Base Salary and actual bonus paid for the preceding calendar year. The actual awards for any given year shall be based on the terms of the incentive program and performance criteria established by the Compensation Committee.
     The Sicoli Employment Agreement provides that Mr. Sicoli’s employment with the Company shall terminate upon the earliest to occur of (a) termination thereof by Mr. Sicoli, (b) the termination of Mr. Sicoli’s employment by the Company for Cause (as defined in the Sicoli Employment Agreement) or without Cause, (c) the termination of Mr. Sicoli’s employment by the Company by reason of Mr. Sicoli’s disability, (d) the termination of Mr. Sicoli’s employment by reason of Mr. Sicoli’s death or (e) the termination of Mr. Sicoli’s employment as a result of non-renewal of the Sicoli Employment Agreement by either party.
     The Sicoli Employment Agreement provides that upon any termination of Mr. Sicoli’s employment, Mr. Sicoli shall be entitled to payment of any unpaid salary through the date of his termination of employment, unreimbursed business expenses incurred prior to the date of termination and additional payments or benefits that Mr. Sicoli is eligible to receive under the terms of any benefit plan (collectively, the “Sicoli Accrued Compensation”). In addition to the Sicoli Accrued Compensation, if Mr. Sicoli’s employment is terminated (x) by the Company without Cause, (y) by Mr. Sicoli for Good Reason (as defined in the Sicoli Employment Agreement) or (z) as a result of non-renewal of the Sicoli Employment Agreement by the Company (a “Sicoli Non-Renewal Termination” and, together with a termination by the Company without Cause and a termination by Mr. Sicoli for Good Reason, the “Sicoli Severance Termination Events”), and a Change in Control (as defined in the Sicoli Employment Agreement) has not occurred within twenty-four (24) months prior to the date of termination, then Mr. Sicoli shall be entitled to (i) a lump sum payment in the total amount of 100% (50% in the case of a Sicoli Non-Renewal Termination) of the Sicoli Base Salary and Sicoli Target Bonus at the time of termination, (ii) benefits continuation until the last day of the month of the one-year anniversary of termination (six-month anniversary of termination in the case of a Sicoli Non-Renewal Termination) or, if earlier, until Mr. Sicoli becomes eligible for benefits coverage from another source, (iii) a pro rata bonus for the year in which the termination takes place, based on the Sicoli Target Bonus and applicable calculations in effect as of the date of termination and (iv) vesting of all equity awards that would have vested if Mr. Sicoli had remained employed by the Company through the twelve-month anniversary of the date of termination (six-month anniversary of the date of termination in the case of a Sicoli Non-Renewal Termination), with performance-based awards remaining subject to applicable performance-based criteria.
     If a Sicoli Severance Termination Event occurs within twenty-four (24) months after a Change in Control, then in addition to the Sicoli Accrued Compensation, Mr. Sicoli shall be entitled to (i) a lump sum payment in the total amount of 150% of the Sicoli Base Salary and Sicoli Target Bonus at the time of termination, (ii) benefits continuation through the eighteen (18) month period following Mr. Sicoli’s termination, (iii) a pro rata bonus for the year in which the termination takes place, based on the Sicoli Target Bonus and applicable calculations in effect as of the date of termination and (iv) full vesting of any unvested equity awards, with performance-based awards settled as if all performance criteria had been satisfied at the target level.
     If Mr. Sicoli’s employment is terminated by reason of Mr. Sicoli’s disability or death, then in addition to the Sicoli Accrued Compensation, Mr. Sicoli or his estate or other beneficiary, as applicable, shall be entitled to (i) benefits continuation until the last day of the month of the one-year anniversary of termination, (ii) a pro rata bonus for the year in which the termination takes place, based on the Sicoli Target Bonus and applicable calculations in effect as of the date of termination and (iii) full vesting of any unvested equity awards, with performance-based awards settled as if all performance criteria had been satisfied at the target level.
     Payment of severance and other post-employment benefits are conditioned upon Mr. Sicoli’s execution and delivery of a release. The Sicoli Employment Agreement also contains confidentiality, non-compete and non-solicit provisions restricting certain activities of Mr. Sicoli during and for certain specified periods following his employment term.
     The foregoing description of the Sicoli Employment Agreement is a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the Sicoli Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement dated as of September 28, 2009 by and between RCN Corporation and Jose A. Cecin, Jr.

10.2	Employment Agreement dated as of September 28, 2009 by and between RCN Corporation and Michael T. Sicoli.

99.1	Press release issued by RCN Corporation on September 28, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCN CORPORATION
Date: October 1, 2009	By:	/s/ Michael T. Sicoli
		Name:	Michael T. Sicoli
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title
10.1	Employment Agreement dated as of September 28, 2009 by and between RCN Corporation and Jose A. Cecin, Jr.

10.2	Employment Agreement dated as of September 28, 2009 by and between RCN Corporation and Michael T. Sicoli.

99.1	Press release issued by RCN Corporation on September 28, 2009.